UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549
 ______________

 FORM 8-K

 CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported):
 June 1, 2017

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue 32nd Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 626-2300

No Change
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders

On June 1, 2017, the Company held its Annual Meeting for the purpose of: (i) electing three Class I directors to serve on the Board until the 2020 Annual Meeting of Stockholders; (ii) recommending, by a non-binding advisory vote, the Company’s executive compensation; (iii) recommending, by a non-binding advisory vote, the frequency of stockholder voting on the Company’s executive compensation and (iv) ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.

The total number of shares of common stock entitled to vote at the Annual Meeting was 187,779,489, of which 164,853,283 shares, or 87.79%, were present in person or by proxy.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1.   The election of three Class I directors to serve on the Board until the 2020 Annual Meeting of Stockholders.

Director	For	Against	Abstentions	Broker Non-Votes
Class I
Paul Donlin	97,107,083	4,991,686	336,456	62,418,058
Mark Abrams	100,466,705	1,628,789	339,731	62,418,058
Gerard Creagh	101,131,186	962,225	341,814	62,418,058

Based on the foregoing votes, Paul Donlin, Mark Abrams and Gerard Creagh were elected as Class I directors to serve on the Board until the 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Proposal 2.  A vote on a non-binding advisory resolution on the Company’s executive compensation.

For	Against	Abstentions	Broker Non-Votes
97,170,309	4,577,618	687,298	62,418,058

Proposal 3.  A vote on a non-binding advisory resolution on the frequency of stockholder voting on the Company’s executive compensation.

Every One Year	Every Two Years	Every Three Years	Abstentions
88,979,763	1,528,673	11,339,739	587,050

Proposal 4.  Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the current fiscal year.

For	Against	Abstentions
162,786,925	1,168,116	898,242

Further information regarding these proposals is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 17, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

		By:	/s/ Rob Colligan
			Name:	Rob Colligan
			Title:	Chief Financial Officer

Date:	June 5, 2017